Exhibit 99.1

Corporate Office Properties Trust		Contact:
8815 Centre Park Drive, Suite 400		Mary Ellen Fowler
Columbia, Maryland 21045		Vice President
Telephone	410-730-9092	Finance and Investor Relations
Facsimile	410-740-1174	410-992-7324
Website	www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE		For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS
STRONG SECOND QUARTER 2004 RESULTS

COLUMBIA, MD July 28, 2004 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended June 30, 2004.

Highlights

•                  Earnings per Share (“EPS”) diluted of $.13 for the second quarter of 2004 as compared to ($.30) per diluted share for the second quarter of 2003.  Net Income Available to Common Shareholders diluted of $4,408,000 for second quarter 2004 increased from ($7,520,000)  for the comparable 2003 period. Included in the second quarter 2003 net loss available to common shareholders of ($.30) per share was recognition of an accounting charge of $11,224,000 associated with our repurchase of convertible preferred units in excess of recorded book value, which contributed ($.44) per share. Without this accounting charge, our net income available to common shareholders diluted, as adjusted, would have been $.14 per share.

•                  32% increase in Funds from Operations (“FFO”) per diluted share to $.50 for second quarter 2004 from $.38 per diluted share for second quarter 2003.  Included in FFO is a $4.0 million lease termination fee for a partial termination of the VeriSign space at our One Dulles Tower building in Herndon, Virginia.

•                  44% growth in second quarter total diluted FFO to $21.4 million from $14.9 million for second quarter 2003.

•                  92.9% occupied and 94.4% leased as of June 30, 2004, up from 91.2% and 92.8% at 12/31/03.

•                  $23.9 million in acquisitions for two buildings totaling 238,000 square feet.

•                  530,000 square feet under construction, 51% leased at June 30, 2004.

•                  2.5% increase in same property cash NOI representing 81% of the portfolio, compared to same quarter 2003.

•                  $58.4 million of common equity raised.

•                  70% of expiring leases renewed, for a total of 288,000 square feet.

“We remain on track to deliver sector leading FFO per diluted share growth for 2004.  At the same time, we continue to capitalize on opportunities that will support our long term growth. We are positioning the Company to take advantage of these opportunities, namely new development, strategic acquisitions and increased land control,” stated Clay W. Hamlin, III, Chief Executive Officer.

Financial Results

EPS for the quarter ended June 30, 2004 totaled $.13 per diluted share, or $4.4 million of Net Income Available to Common Shareholders, as compared to ($.30) per diluted share, or ($7.5) million for the quarter ended June 30, 2003. Revenues from real estate operations for the quarter ended June 30, 2004 were $53.9 million, as compared to revenue for the quarter ended June 30, 2003 of $40.9 million.

Diluted FFO for the quarter ended June 30, 2004 totaled $21.4 million, or $.50 per diluted share, as compared to $14.9 million, or $.38 per diluted share, for the quarter ended June 30, 2003, representing a 32% increase on a per share basis. The Company recorded $273,000 and $569,000 of SFAS 141 revenues for the quarters ended June 30, 2004 and June 30, 2003, respectively. Excluding the effects of SFAS 141, the Company’s FFO would have been $.49 per diluted share for second quarter 2004 compared to $.37 per diluted share for second quarter 2003, resulting in a 32% increase on a per share basis. FFO Payout ratio improved to 46.4% for second quarter 2004 compared to 60.3% for the comparable 2003 period.

Adjusted Funds From Operations (“AFFO”) diluted increased 25% to $14.0 million for second quarter 2004 as compared to $11.2 million for second quarter 2003. The Company’s AFFO payout ratio was 71.2% for second quarter 2004 compared to 80.5% for second quarter 2003.

As of June 30, 2004, the Company had a total market capitalization of $2.1 billion, with $820 million in debt outstanding, equating to a 39% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 5.53%, and 72% of total debt is subject to fixed interest rates. For the second quarter 2004, EBITDA interest coverage ratio was 3.5x and EBITDA Fixed Charge coverage was 2.5x.

“Our occupancy continues to move up and we are well on our way to meeting our year end goal of 94% occupancy. We are seeing improvements in all of our core markets with good renewal percentages and increasing rental rates on renewed and retenanted space. In addition, we continue to see acquisition opportunities that fit with our government and defense related strategy and are moving forward rapidly on new development starts to capitalize on the needs of our existing tenant base,” stated Randall M. Griffin, President and Chief Operating Officer.

Operating Results

At June 30, 2004, the Company’s portfolio of 132 office properties totaling 10.9 million square feet, including two joint venture properties, was 92.9% occupied and 94.4% leased, up from 91.2% and 92.8% at year end 2003, respectively.

During the quarter, 287,673 square feet was renewed equating to a 70.1% renewal rate, at an average capital cost of $9.47 per square foot. The Company achieved a 9.7% increase in base rent and a 5.6% increase in total rent on a straight line basis for 426,508 square feet of renewed and retenanted space. The average capital cost for renewed and retenanted space was $11.59 per square foot.  Base rent was flat and total rent was down slightly on a cash basis for the quarter on renewed and retenanted space.

Same property cash NOI increased 2.5% for the quarter, compared to the quarter ended June 30, 2003. The increase in cash NOI resulted from increased occupancy combined with higher rents.

Significant leases signed during the quarter include 150,622 square feet with Magellan Behavioral Health Services that was renewed for six years and 69,441 square feet renewed with Booz Allen Hamilton for five years.

Development Activity

At quarter end the Company had five buildings under construction. Three of these buildings, representing 274,000 square feet, will be operational this fall – 4230 Forbes Boulevard is partially in service and is 48% leased, and 220 NBP and Greens III are both 100% leased. During the quarter, the Company commenced construction on two buildings at The National Business Park (NBP): 318 NBP and 191 NBP.  Since quarter end, construction has commenced on 304 NBP. These three buildings total 392,000 square feet. The Company has full building leases out for signature for two of the three buildings and a verbal commitment for the entire third building. Also, since quarter end, construction has commenced on the 216,000 square foot WTP II, located at Westfields Corporate Center in Northern Virginia. During the quarter, the Company started development on 306 NBP and 322 NBP for a total of 288,000 square feet. Excluding the three buildings that will be in operation, and including all other buildings mentioned above, by year end the Company will have a total of 896,000 square feet under construction or development.

Acquisition Activity

For the quarter ending June 30, 2004 the Company acquired two buildings comprising 238,000 square feet for a total cost of $23.9 million that were 80% leased at closing.  One building represents the first of two remaining buildings to be acquired as part of the St. Mary’s County portfolio acquisition. This 59,000 square foot building was acquired for $7.4 million.  The second building  acquired during the quarter for $16.5 million, was a 179,000 square foot building located in Hunt Valley.

During the quarter, the Company exercised options to purchase two ground leases for $4.0 million on the Greens I and II buildings in Westfields Corporate Center, Chantilly, Virginia. Also during the quarter, the Company purchased a 5.3 acre parcel for $9.6 million adjacent to the Company’s One Dulles Tower building in Herndon, Virginia.

Financing and Capital Transactions

The Company executed the following transaction during the quarter:

•                  $58.4 million in equity raised through a 2.75 million common share offering on April 23, 2004. Proceeds from the offering were utilized to pay down the Company’s line of credit and subsequently redeployed to prepay a $26.0 million, 7.79% mortgage and to redeem our 10% Series B Preferred shares.

Subsequent Events

On July 15, 2004, the Company redeemed the 10% Series B Cumulative Redeemable Preferred Shares, totaling $31.3 million.

The Company executed a commitment for a $115 million seven year nonrecourse loan with a fixed interest rate of 5.5%.

The Company executed a contract to purchase the former Fort Ritchie Army base located in Cascade, Washington County, Maryland. This approximately 600 acre site is comprised of office space, support buildings, residential units, recreational and woodland areas. The contract provides for a 90 day due diligence period during which time the parties under the contract plan to reach agreement regarding the plan for redevelopment of the site.

Earnings Guidance

The Company is increasing the previous 2004 FFO guidance from $1.66 to $1.70 to $1.70 to $1.74 per diluted share and EPS guidance from $0.47 to $0.52 to $0.50 to $0.54 per share for 2004. The Company’s 2004 annual guidance includes the ($.04) per share charge that the Company will incur related to the Series B redemption in July 2004 and the $.09 per share impact from the VeriSign lease termination fee.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  July 29, 2004

Time:  4:00 p.m. ET

Dial In Number: (800) 967-7140

Confirmation Code for the call: 710087

A replay of the conference call will begin on Thursday, July 29, 2004 at 7:00 p.m. ET and will be available through Thursday, August 12, 2004, midnight ET.  The telephone number for the replay is (888) 203-1112. You will then need to enter the confirmation code. The live webcast may be accessed under the Investor Relations section of the Company’s website at www.copt.com through November 4, 2004.

Company Information

Corporate Office Properties Trust is a fully integrated, self-managed, real estate investment trust which focuses on the ownership, management, leasing, acquisition and development of suburban office properties located in select Mid-Atlantic submarkets.  The Company currently owns 132 office properties totaling 10.9 million rentable square feet, including two properties held through joint ventures. Corporate Development Services provides a wide range of development and construction management services.  In addition, Corporate Office Services provides land planning, design/build services, consulting and merchant development to third party entities.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  governmental actions and initiatives;

•                  and environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands, except per share data)

	Three months ended June 30,
	2004	2003
Revenues
Real estate revenues	$53,892	$40,878
Service operations revenues	6,359	2,191
Total revenues	60,251	43,069
Expenses
Property operating	14,647	11,101
Depreciation and other amortization associated with real estate operations	15,884	9,229
Service operations expenses	6,121	2,272
General and administrative expenses	2,487	1,766
Total operating expenses	39,139	24,368
Operating income	21,112	18,701
Interest expense	(10,514)	(10,037)
Amortization of deferred financing costs	(500)	(595)
Income from continuing operations before gain on sales of real estate, equity in loss of unconsolidated real estate joint ventures, income taxes and minority interests	10,098	8,069
Gain on sales of real estate, excluding discontinued operations	24	21
Equity in loss of unconsolidated real estate joint ventures	—	(33)
Income tax (expense) benefit	(30)	30
Income from continuing operations before minority interests	10,092	8,087
Minority interests in income from continuing operations of consolidated subsidiaries	(1,249)	(1,826)
Income from continuing operations	8,843	6,261
Income from discontinued operations, net of minority interests	—	(23)
Net income	8,843	6,238
Preferred share dividends	(4,435)	(2,534)
Repurchase of preferred units in excess of recorded book value	—	(11,224)
Net income (loss) available to common shareholders	$4,408	$(7,520)
Earnings per share “EPS” computation
Numerator:
Net income available to common shareholders	$4,408	$(7,520)
Denominator:
Weighted average common shares-basic	32,743	25,443
Assumed conversion of dilutive options	1,639	—
Assumed conversion of preferred shares	—	—
Weighted average common shares-diluted	34,382	25,443
EPS
Basic	$0.13	$(0.30)
Diluted	$0.13	$(0.30)

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three months ended June 30,
	2004	2003

Net income	$8,843	$6,238
Add: Real estate-related depreciation and amortization	15,785	9,108
Depreciation and amortization on unconsolidated real estate entities	—	61
Less: Gain on sales of real estate, excluding development portion	(24)	(8)
Funds from operations (“FFO”)	24,604	15,399
Add: Minority interests-common units in the Operating Partnership	1,241	1,338
Less: Preferred share dividends	(4,435)	(2,534)
Funds from Operations - basic (“Basic FFO”)	21,410	14,203
Add: Preferred unit distributions	—	477
Add: Convertible preferred share dividends	—	136
Add: Restricted common share dividends	—	90
Expense associated with dilutive options	—	3
Funds from Operations - diluted (“Diluted FFO”)	21,410	14,909
Less: Straight-line rent adjustments	(2,184)	(1,309)
Less: Recurring capital improvements	(4,997)	(1,864)
Less: Amortization of origination value of leases on acquired properties into rental revenue	(273)	(569)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$13,956	$11,167

Basic weighted average shares
Weighted average common shares	32,743	25,443
Conversion of weighted average common units	8,765	8,963
Basic weighted average common shares/units	41,508	34,406
Conversion of weighted average convertible preferred units	—	2,022
Conversion of share options	1,639	1,274
Conversion of weighted average convertible preferred shares	—	1,197
Restricted common shares	—	334
Diluted weighted average common shares/units	43,147	39,233
Diluted FFO per common share	$0.50	$0.38
Dividends/distributions per common share/unit	$0.235	$0.220
Earnings payout ratio	179%	N/A
Diluted FFO payout ratio	46%	60%
Diluted AFFO payout ratio	71%	81%
Interest coverage for the quarter ended (on EBITDA)	3.52	2.78

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	34,382	25,443
Weighted average common units	8,765	8,963
Convertible preferred units	—	2,022
Convertible preferred shares	—	1,197
Additional dilutive options	—	1,274
Restricted common shares	—	334
Denominator for diluted FFO per share	43,147	39,233

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands, except per share data)

	Six months ended June 30,
	2004	2003
Revenues
Real estate revenues	$102,863	$82,396
Service operations revenues	14,217	6,660
Total revenues	117,080	89,056
Expenses
Property operating	29,686	24,755
Depreciation and other amortization associated with real estate operations	26,243	17,273
Service operations expenses	13,237	6,822
General and administrative expenses	4,773	3,714
Total operating expenses	73,939	52,564
Operating income	43,141	36,492
Interest expense	(20,776)	(20,172)
Amortization of deferred financing costs	(1,359)	(1,184)
Income from continuing operations before gain on sales of real estate, equity in loss of unconsolidated real estate joint ventures, income taxes and minority interests	21,006	15,136
Gain on sales of real estate, excluding discontinued operations	(198)	425
Equity in loss of unconsolidated real estate joint ventures	(88)	(186)
Income tax (expense) benefit	(230)	59
Income from continuing operations before minority interests	20,490	15,434
Minority interests in income from continuing operations of consolidated subsidiaries	(2,654)	(3,621)
Income from continuing operations	17,836	11,813
Income from discontinued operations, net of minority interests	—	2,412
Net income	17,836	14,225
Preferred share dividends	(8,891)	(5,067)
Repurchase of preferred units in excess of recorded book value	—	(11,224)
Net income (loss) available to common shareholders	$8,945	$(2,066)
EPS Computation
Numerator:
Net income available to common shareholders	$8,945	$(2,066)
Dividends on convertible preferred shares	21	—
Numerator for diluted EPS	$8,966	$(2,066)
Denominator:
Weighted average common shares-basic	31,278	24,389
Assumed conversion of dilutive options	1,691	—
Assumed conversion of preferred shares	270	—
Weighted average common shares-diluted	33,239	24,389
EPS
Basic	$0.29	$(0.08)
Diluted	$0.27	$(0.08)

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Six months ended June 30,
	2004	2003

Net income	$17,836	$14,225
Add: Real estate-related depreciation and amortization	26,046	17,052
Depreciation and amortization on unconsolidated real estate entities	106	97
Less: Gain on sales of real estate, excluding development portion	(47)	(2,851)
Funds from operations (“FFO”)	43,941	28,523
Add: Minority interests-common units in the Operating Partnership	2,646	3,571
Less: Preferred share dividends	(8,891)	(5,067)
Funds from Operations - basic (“Basic FFO”)	37,696	27,027
Add: Preferred unit distributions	—	1,049
Add: Convertible preferred share dividends	21	272
Add: Restricted common share dividends	—	173
Expense associated with dilutive options	—	9
Funds from Operations - diluted (“Diluted FFO”)	37,717	28,530
Less: Straight-line rent adjustments	(2,950)	(2,486)
Less: Recurring capital improvements	(8,020)	(4,620)
Less: Amortization of origination value of leases on acquired properties into rental revenue	(582)	(1,118)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$26,165	$20,306

Basic weighted average shares
Weighted average common shares	31,278	24,389
Conversion of weighted average common units	8,814	8,976
Basic weighted average common shares/units	40,092	33,365
Conversion of weighted average convertible preferred units	—	2,220
Conversion of share options	1,691	1,189
Conversion of weighted average convertible preferred shares	270	1,197
Restricted common shares	—	314
Diluted weighted average common shares/units	42,053	38,285
Diluted FFO per common share	$0.90	$0.75
Dividends/distributions per common share/unit	$0.47	$0.44
Earnings payout ratio	168%	N/A
Diluted FFO payout ratio	51%	59%
Diluted AFFO payout ratio	73%	83%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	33,239	24,389
Weighted average common units	8,814	8,976
Convertible preferred units	—	2,220
Convertible preferred shares	—	1,197
Additional dilutive options	—	1,189
Restricted common shares	—	314
Denominator for diluted FFO per share	42,053	38,285

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	June 30,	December 31,
	2004	2003
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,329,088	$1,189,258
Total assets	1,490,689	1,332,076
Mortgage and other loans payable	820,344	738,698
Total liabilities	899,031	801,899
Minority interests	90,446	79,796
Beneficiaries’ equity	501,212	450,381

Debt to Total Assets	55.0%	55.5%
Debt to Undepreciated Book Value of Real Estate Assets	54.5%	54.8%
Debt to Total Market Capitalization	39.4%	42.1%

Property Data, including joint ventures (as of period ended):
Number of properties owned	132	110
Total net rentable square feet owned (in thousands)	10,873	10,033
Occupancy	92.9%	91.2%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Reconciliation of FFO diluted, as reported, to FFO diluted excluding the effects of amortization of origination value of leases on acquired properties
Numerator for FFO diluted, as reported	$21,410	$14,909	$37,717	$28,530
Less: Amortization of origination value of leases on acquired properties	(273)	(569)	(582)	(1,118)
Numerator for FFO-diluted excluding effects of SFAS 141	$21,137	$14,340	$37,135	$27,412
Diluted weighted average common shares	43,147	39,233	42,053	38,285
Diluted FFO per common share excluding the effects of amortization of origination value of leases on acquired properties	$0.49	$0.37	$0.88	$0.72

	Three Months Ended
	June 30,
	2004	2003
Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$8,843	$6,238
Interest expense on continuing operations	10,514	10,037
Income tax benefit, gross	30	(30)
Depreciation and amortization on real estate operations	15,785	9,108
Amortization of deferred financing costs	500	595
Other depreciation and amortization	99	121
Minority interests, gross	1,249	1,815
EBITDA	$37,020	$27,884

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for Earnings Payout Ratio	$7,878	$6,322	$15,056	$11,461
Convertible preferred share dividends	—	136	21	272
Common unit distributions	2,057	1,968	4,131	3,946
Common share dividends on restricted shares	—	90	—	173
Convertible preferred unit distributions	—	477	—	1,049
Dividends and distributions for FFO & AFFO Payout Ratio	$9,935	$8,993	$19,208	$16,901

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$28,985	$28,945
Less: Straight-line rent adjustments	(445)	(1,191)
Less: Amortization of origination value of leases on acquired properties	(685)	(588)
Same property cash net operating income	$27,855	$27,166

Reconciliation of interest expense from continuing operations to the denominator for fixed charge coverage-EBITDA
Interest expense from continuing operations	$10,514	$10,037
Preferred share dividends	4,435	2,534
Preferred unit distributions	—	478
Denominator for fixed charge coverage-EBITDA	$14,949	$13,049

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets

	June 30,	December 31,
	2004	2003
Denominator for debt to total assets	$1,490,689	$1,332,076
Assets other than assets included in investment in real estate	(161,601)	(142,818)
Accumulated depreciation on real estate assets	121,630	103,070
Intangible assets on real estate acquisitions, net	53,874	55,692
Denominator for debt to undepreciated book value of real estate assets	$1,504,592	$1,348,020

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Reconciliation of tenant improvements, capital improvements and leasing costs for operating properties to recurring capital improvements
Total tenant improvements on operating properties	$4,420	$1,612	$6,688	$3,927
Total capital improvements on operating properties	1,723	1,599	2,559	1,895
Total leasing costs incurred on operating properties	5,793	588	6,359	1,060
Less: Nonrecurring tenant improvements on operating properties	(1,655)	(584)	(1,767)	(618)
Less: Nonrecurring capital improvements on operating properties	(841)	(1,306)	(1,346)	(1,558)
Less: Nonrecurring leasing costs incurred on operating properties	(4,443)	(45)	(4,473)	(86)
Recurring capital improvements	$4,997	$1,864	$8,020	$4,620

Reconciliation of numerator and denominator for diluted EPS as reported to numerator and denominator for diluted EPS without the repurchase of preferred units in excess of recorded book value
Numerator for diluted EPS, as reported	$(7,520)
Add: Repurchase of preferred units in excess of recorded book value	11,224
Dividends on convertible preferred shares	136
Expense on dilutive options	3
Numerator for dilutive EPS, as adjusted	$3,843

Denominator for dilutive EPS, as reported	25,443
Conversion of weighted average convertible preferred shares	1,274
Assumed conversion of additional share options	1,197
Numerator for dilutive EPS, as adjusted	27,914

	Twelve Months Ending
	December 31, 2004
	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$17,000	$18,500
Real estate related depreciation and amortization	51,170	51,170
Minority interests-common units (gross)	4,876	5,307
Numerator for projected diluted FFO per share	$73,046	$74,977

Reconciliation of denominators
Denominator for projected EPS-diluted	34,259	34,259
Common units	8,784	8,784
Denominator for projected diluted FFO per share	43,043	43,043

Earnings per share - diluted	$0.50	$0.54
Funds from operations per share - diluted	$1.70	$1.74

Top Twenty Office Tenants as of June 30, 2004

(Dollars and square feet in thousands)

						Percentage
				Percentage of	Total	of Total	Weighted
			Total	Total	Annualized	Annualized	Average
		Number	Occupied	Occupied	Rental	Rental	Remaining
Tenant		of Leases	Square Feet	Square Feet	Revenue (1)	Revenue	Lease Term (2)

United States of America	(3)	29	1,302,205	12.9%	$27,478	14.0%	5.2

Computer Sciences Corporation	(4)	6	513,866	5.1%	11,809	6.0%	5.9

Booz Allen Hamilton, Inc.		9	454,752	4.5%	10,893	5.6%	8.2

AT&T Corporation	(4)	8	459,220	4.5%	9,544	4.9%	3.0

General Dynamics Corporation		10	396,083	3.9%	7,914	4.0%	4.9

Unisys	(5)	3	741,284	7.3%	7,745	4.0%	5.0

Northrop Grumman Corporation		7	261,696	2.6%	5,824	3.0%	3.6

The Boeing Company	(4)	8	162,699	1.6%	3,975	2.0%	4.6

Ciena Corporation		4	278,749	2.8%	3,952	2.0%	1.9

VeriSign, Inc.		1	162,841	1.6%	3,893	2.0%	10.1

The Aerospace Corporation		2	134,272	1.3%	3,501	1.8%	10.4

Magellan Health Services		2	150,622	1.5%	2,903	1.5%	7.1

Commonwealth of Pennsylvania	(4)	5	185,940	1.8%	2,731	1.4%	5.2

Johns Hopkins University	(4)	7	106,473	1.1%	2,401	1.2%	3.2

Titan Corporation	(4)	6	88,615	0.9%	2,341	1.2%	4.9

Merck & Co.	(5)	1	219,065	2.2%	2,326	1.2%	5.0

CareFirst, Inc. and Subsidiaries	(4)	3	94,223	0.9%	2,200	1.1%	3.5

Usinternetworking, Inc.		1	155,000	1.5%	1,935	1.0%	13.8

Comcast Corporation		1	98,897	1.0%	1,776	0.9%	5.3

Rewardplus of America		2	92,183	0.9%	1,743	0.9%	6.4

Subtotal Top 20 Office Tenants		115	6,058,685	60.0%	116,886	59.7%	5.6

All remaining tenants		452	4,044,558	40.0%	78,801	40.3%	3.5

Total/Weighted Average		567	10,103,243	100.0%	$195,686	100.0%	4.7

(1)          Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2004 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases excluding development properties.

(2)          The weighting of the lease term was computed using Total Rental Revenue.

(3)          Many of the government leases are subject to early termination provisions, which are customary to government leases.  The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)          Includes affiliated organizations or agencies.

(5)          Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.

Reclassifications and Definitions

NAREIT	National Association of Real Estate Investment Trusts.

GAAP	Generally accepted accounting principles.

Funds from Operations (FFO)

Under NAREIT’s definition, FFO means net income (loss) computed using GAAP, excluding gains (or losses) from sales of real estate, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; the Company believes that the inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.  Additionally, the repurchase of the Series C preferred units for an amount in excess of recorded book value was a transaction not contemplated in the NAREIT definition of FFO; the Company believes that the exclusion of such amount is appropriate.  The FFO the Company presents may not be comparable to the FFO of other REITs since they may interpret the current NAREIT definition of FFO differently or they may not use the current NAREIT definition of FFO.

Basic FFO

Basic FFO is FFO adjusted to (1) subtract preferred share dividends and (2) add back GAAP net income allocated to common units in Corporate Office Properties, L.P.  (the “Operating Partnership”) not owned by the Company.  With these adjustments, Basic FFO represents FFO available to common shareholders and common unitholders.

Diluted FFO

Diluted FFO is Basic FFO adjusted to add back any convertible preferred share dividends and any other changes in Basic FFO that would result from the assumed conversion of securities that are convertible or  exchangeable into common shares.  However, the computation of Diluted FFO does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  Diluted FFO is the numerator used to compute Diluted FFO per share.

Diluted FFO excluding SFAS 141	Diluted FFO adjusted to eliminate the amortization of the value assigned to in-place operating leases of acquired properties in connection with SFAS 141.

Diluted Adjusted Funds from Operations (AFFO)

Diluted AFFO is Diluted FFO adjusted to eliminate the effect of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of the value assigned to in-place operating leases of acquired properties in connection with SFAS 141) and recurring capital expenditures.

Earnings Payout Ratio	Total dividends on common shares divided by net income (loss) available to common shareholders.

Diluted FFO Payout Ratio

Diluted FFO Payout Ratio is defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Company divided by (2) Diluted FFO.

Diluted AFFO Payout Ratio

Diluted AFFO Payout Ratio is defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Company divided by (2) Diluted AFFO assuming conversion of share options, common unit warrants, preferred units and preferred shares.

Recurring Capital Expenditures

Capital improvements, tenant improvements and leasing costs associated with operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).

Debt to Undepreciated Book Value of Real Estate Assets	Mortgage loans payable divided by gross investment in real estate as computed by adding accumulated depreciation to the net investment in real estate as presented on the Company’s balance sheet.

Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA)

EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, income taxes, gain on sales of real estate (excluding sales of non-operating properties and development services provided on operating properties), minority interests and preferred share dividends.

Interest Coverage Ratio – EBITDA	EBITDA divided by interest expense on continuing and discontinued operations.

Fixed Charge Ratio – EBITDA

EBITDA divided by the sum of (1) interest expense on continuing and discontinued operations, (2) dividends on preferred shares and (3) distributions on preferred units in Corporate Office Properties, L.P. not owned by the Company.

Base rent – straight-line or straight-line rent	Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP.

Total Rent – straight –line

Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP plus estimated operating expense reimbursements, or total rent.

Base rent – cash	Contractual minimum rent under leases remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.

Total rent – cash

Contractual minimum rent under leases plus estimated operating expense reimbursements, or total rent, as remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.

Combined Net Operating Income (“NOI”)

Total revenues from real estate operations less total property expenses from real estate operations, including discontinued operations.  Total property operating expenses, as used in this definition, do not include depreciation, amortization and interest expense associated with real estate operations.

Cash Net Operating Income (“Cash NOI”)

Cash NOI is Combined NOI adjusted to eliminate the effects of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of value assigned to in-place operating leases of acquired properties in connection with SFAS 141).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Under SFAS 141, when a property is acquired, in-place operating leases carrying rents above or below market are valued as of the date of the acquisition; such value is then amortized into rental revenue over the lives of the related leases.